Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-240180, No. 333-224391 and No.333-212406) and Form F-3 (No. 333-237574) of HUTCHMED (China) Limited (formerly known as “Hutchison China MediTech Limited”) of our report dated March 3, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shenzhen, the People’s Republic of China
March 3, 2022